UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 9, 2022
 Date of Report (Date of earliest event reported)

FINGERMOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41187	20-0077155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On December 9, 2022, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that its subsidiary, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”) and Munich Re, a large global reinsurer, have set the stage for extension of their ongoing behavioral research and analytic studies into commercial implementation in the China market. Through a proprietary behavior intelligence system developed by “Sapientus”, the analytic innovation development arm of FingerMotion, the partner companies will bring forward their jointly developed model algorithms and analytic insights for productionized applications and wider market adoption.

Continuing from our initial collaboration, this subsequent step marks the beginning of a journey towards commercial realization of our joint research and data intelligence, leveraging Munich Re’s insurance expertise and industry experience, coupled with Sapientus’ proprietary analytic approach and behavioral indicators. Following months of research and calibration of our datasets and models, we are ready to put into practice our behavioral rating services driven by new insights derived from emerging sources of information and advanced analytical techniques for enhancing the predictability of insured behaviors and risk propensities.

The analytic system we have built together could catalyze numerous benefits for the industry. We are guided by our commitment in pushing forward a more efficient and intelligent insurance business model through finer delineation of customer profiles and risk groupings, as well as smarter claims and fraud management solutions. Our collaborative exploration to date and progressing undertakings will commercially enable a wide array of value enhancing initiatives and competitive advantages across the chain – improving underwriting excellence, preferred risk selection and new product innovations, just to name a few.

“We are launching a behavioral rating services platform with FingerMotion’s Sapientus following our initial collaborative research study. Leveraging our joint data resources and analytic expertise, we will continue to expand our data inventories and finesse the model algorithms. We look to apply what we have learned through our behavioral research and analysis to practical use for the benefit of our clients and insurance consumers in the China market,” said Eric Zhao, Munich Re China’s General Manager of Life & Health.

“We are excited to walk together with Munich Re in driving commercial application of our work”, said Martin Shen, CEO of FingerMotion, Inc. “Today’s news reinforces a longer-term strategic mission to reinvent the way our partners provide insurance to customers in the future. We cannot stress more on addressing consumer demands for a more convenient insurance experience through analytic innovation. With this collaboration, we are well on our way towards realizing this common goal with our insurer partners in the near future.”

A copy of the news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

99.1	News Release dated December 9, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.

DATE: December 9, 2022	By:	/s/ Martin J. Shen
Martin J. Shen
CEO